EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-60803 of RJR Nabisco, Inc. on Form S-3 (the "Registration Statement") of our report dated January 30, 1995 (February 21, 1995 as to Notes 11 and 17) appearing in RJR Nabisco, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.


    We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP



New York, New York
July 14, 1995